UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 16, 2022

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	IMH	NYSE American
Preferred Stock Purchase Rights	IMH	NYSE American

Item 1.01	Entry into a Material Definitive Agreement

On March 16, 2022, Impac Mortgage Holdings, Inc. (the “Company”), and its subsidiaries, IMH Assets Corp., Impac Secured Assets Corp. and Impac Funding Corporation (together with the Company, the “Sellers”) entered into a Purchase, Sale and Assignment Agreement (the “Sale Agreement”) pursuant to which the Sellers agreed to sell certain certificates, and assign certain optional termination and loan purchase rights, owned by the Sellers relating to 37 securitizations that closed between 2000 and 2007 (the “Securitizations”). Impac Funding Corporation shall remain the master servicer with respect to all of the Securitizations.

Pursuant to the terms of the Sale Agreement, the purchaser shall pay to the Sellers an aggregate cash purchase price of $37.5 million, $20.0 million of which was paid on March 16, 2022, and the remaining balance of the purchase price is to be paid by April 30, 2022 (or such later date agreed to by the purchasers) which is contingent upon the Sellers’ satisfaction of certain closing and payment release provisions, including delivery of certain certificates, set forth in the Sale Agreement.

The Sale Agreement contains customary continuing obligations of the related Seller to assist the purchaser in exercising the rights should the purchaser exercise such rights in the future, and certain remedies in connection with the exercise of such rights.

The Company expects to use the proceeds, net of transaction costs, for general corporate purposes and working capital, which may include the repayment of debt obligations.

The description of the terms and conditions of the Sale Agreement set forth herein do not purport to be complete and are qualified in their entirety by reference to the terms of the Sale Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Sale Agreement were made only for purposes of the Sale Agreement and solely for the benefit of the parties to the Sale Agreement. The representations, warranties and covenants are a means of allocating contractual risk between parties and are not necessarily intended to establish particular matters as facts, may be subject to standards of materiality or other qualifications applicable to the Sale Agreement that differ from those applicable to investors and are not promises or guarantees of accuracy or of future actions or events. Investors should not rely on these representations, warranties or covenants.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 is incorporated herein by reference reflecting consummation of the transactions contemplated by the Sale Agreement on March 16, 2022. There is no material relationship between the purchaser of the assets disposed of pursuant to the Sale Agreement and the Company or any director or officer of the Company or any associate of any such director or officer.

Item 9.01	Financial Statements and Exhibits.

(b) Pro-Forma Financial Information

The following unaudited pro forma condensed financial information of the Company relating to the transactions contemplated by the Sale Agreement is filed as Exhibit 99.1 of this report on Form 8-K and incorporated herein by reference:

1.	Unaudited pro forma condensed consolidated balance sheet as of December 31, 2021

2.	Unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2021

3.	Notes to the unaudited pro forma condensed consolidated financial statements.

(d)	Exhibits

Exhibit Number	Description

2.1	Purchase, Sale and Assignment Agreement by and among Impac Mortgage Holdings, Inc. and the other parties named therein, dated March 16, 2022*
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and attachments omitted pursuant to Item 601(a)(5) of Regulation S-K. Company undertakes to provide omitted schedules and attachments to the SEC upon request. Portions of this exhibit have been omitted as such information is not material and is the type that the Company normally treats as private or confidential

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: March 22, 2022

	By:	/s/ Joseph Joffrion
	Name:	Joseph Joffrion
	Title:	General Counsel